UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2007

ACE*COMM Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-21059	52-1283030
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

704 Quince Orchard Road, Gaithersburg, Maryland		20878
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-721-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2007, the Board of Directors of ACE*COMM Corporation elected the corporation's president, Jim Greenwell, to the additional position of chief executive officer. Mr. Greenwell succeeds CEO George Jimenez, who will serve in the position of Executive Chairman of the Board. Mr. Greenwell also was elected as a director of the corporation in the class whose term expires at the next annual shareholder meeting. Paul Casner, a director of the corporation, was elected as Lead Director with the responsibilities set forth in exhibit 99.1 to this Form 8-K and incorporated herein.

Biographical information regarding Messrs. Greenwell, Jimenez and Casner is attached as exhibit 99.2 and incorporated herein.

The corporation also announced the departure of Chris Couch, Chief Marketing Officer.

A copy of the press release issued by the corporation on May 3, 2007 is being furnished as exhibit 99.3 to this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE*COMM Corporation

May 4, 2007	By:	Steven R. Delmar

Name: Steven R. Delmar
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Responsibilities of Lead Director
99.2	Biographical Information
99.3	Press release, dated May 3, 2007, announcing appointment of Jim Greenwell as chief executive officer, George Jimenez to serve in the position of Executive Chairman of the Board, the election of Mr. Greenwell as a director of the corporation, the election of Paul Casner as Lead Director and the departure of Chris Couch, chief marketing officer